UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 16, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On May 16, 2011, Ameristar Casinos, Inc. (the “Company”) issued a press release announcing that the Estate of Craig H. Neilsen (the “Estate”), an affiliate of the Company, has agreed to sell 4,560,055 of its shares of the Company’s common stock in an underwritten public offering. The Estate currently owns approximately 15% of the Company’s outstanding common stock and after giving effect to this offering will own approximately 0.77% of the Company’s outstanding common stock. The Company will not receive any proceeds from the offering. The total number of shares of the Company’s common stock outstanding will not change as a result of this offering. This summary of the press release is qualified by reference to the full text of the press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

99.1	May 16, 2011 press release of the Registrant announcing the agreement of the Estate of Craig H. Neilsen to sell 4,560,055 shares of the Registrant’s common stock in an underwritten public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: May 16, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	May 16, 2011 press release of the Registrant announcing the agreement of the Estate of Craig H. Neilsen to sell 4,560,055 shares of the Registrant’s common stock in an underwritten public offering.